EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Class A Common Stock of GameStop Corp. dated as of March 20, 2020 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: March 20, 2020

MUST ASSET MANAGEMENT INC.

By:	/s/ Dooyong Kim
Name:	Dooyong Kim
Title:	Chief Executive Officer

MUST HOLDINGS INC.

By:	/s/ Eunmi Koo
Name:	Eunmi Koo
Title:	Chief Executive Officer

DOOYONG KIM

By:	/s/ Dooyong Kim
Name:	Dooyong Kim

EUNMI KOO

By:	/s/ Eunmi Koo
Name:	Eunmi Koo